Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Sub Lineal Industries Regains Major Legacy Customer Lost by Prior Owner

HOUSTON, TX / October 2, 2019 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) based in Houston, Texas, announced today its recently acquired subsidiary Lineal Industries, Inc. (“Lineal”) www.LinealStar.com, has regained a major legacy customer lost by its prior owners before the purchase of the company by Lineal Star Holdings, LLC (“Lineal Star”) in 2018. The customer is one of the largest wholesale distributors of refined petroleum products in the USA, with strategically located terminals in the Northeast, MidAtlantic and Southeast markets. Previously one of Lineal’s most important clients, the prior Lineal owners pursued larger, more complex pipeline projects in lieu of the customary long-term maintenance projects Lineal Industries built its reputation on. Lineal Industries has now been awarded a number of pipeline integrity projects by the re-acquired customer, which reopens the company’s opportunity to provide long-term maintenance and capital project services.

Tim Connolly, CEO of Lineal Star (the parent of Lineal) commented, “When we purchased Lineal Industries in 2018, we wanted to rebuild its 64-year-old business of integrity and pipeline services, rather than largely relying on large non repetitive capital projects. This new client work is a significant step in the right direction of executing our strategy of re-building Lineal Industries’ previous long-term business strategy. We believe that a business built on many singles and doubles will eventually bring in home runs, and our Lineal Industries team should be proud of winning back this well-known legacy customer.”

On another note, Mr. Connolly added, “We would also like to reassure our Camber shareholders that the pending audit and Form 8-K/A report concerning the Camber acquisition of Lineal Star and its subsidiaries is being pursued with all available resources and even with significant flooding in Houston last week, and additional unexpected documentation requirements from our auditors needed to complete the report, we are doing everything necessary to get this work completed as soon as possible.”

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy’s (NYSE American: CEI) primary focus is midstream and downstream pipeline specialty construction, maintenance and field services via its recently announced acquisition of Lineal Star Holdings LLC, the owner of Lineal Industries, Inc., as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on July 9, 2019 (as amended). For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This press release may include “forward-looking statements” which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include, but are not limited to, risks relating to the absence or delay in receipt of stockholder approval of the issuance of shares of our common stock in connection with the acquisition of Lineal and related transactions; change orders that are subject to change or cancellation, which may reduce the value expected from projects, or the timing of such projects; government approvals or third party consents; risks relating to funding we may never receive and/or the terms of such funding, if received; the risks of substantial and significant ongoing dilution of common stockholders pursuant to conversions of our Series C Preferred Stock, conversion premiums associated therewith and true-ups thereon; risks related to over-hang and significant decreases in our common stock trading prices as common stock shares issued upon conversion of our Series C Preferred Stock are publicly sold, compounded and exacerbated by successive conversions and sales; risks relating to the liquidation preferences and rights of our preferred stock; risks relating to the redemption rights of our preferred stock; risks relating to extensions and approvals provided by the NYSE American; risks relating to our ability to maintain our NYSE American listing due to falling stock prices and other matters; risks relating to significant downward pressure on our common stock trading prices caused by sales of our common stock by our Series C Preferred Stock holder and others; risks related to potential future acquisitions or combinations, the risks of not closing such transaction(s) and the ultimate terms of such acquisition(s), if closed; and other risks described in Camber’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of Camber if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company undertakes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

SOURCE: Camber Energy, Inc

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